As filed with the Securities and Exchange Commission on January 16, 2009

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WHITNEY HOLDING CORPORATION	Louisiana	72-6017893
WHITNEY CAPITAL TRUST I	Delaware	20-5425682
WHITNEY CAPITAL TRUST II	Delaware	20-5425722
WHITNEY CAPITAL TRUST III	Delaware	20-5425811
(Exact Name of Each Registrant as Specified in Its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

228 St. Charles Avenue
New Orleans, Louisiana 70130
(504) 586-7272
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Copies of communications to:

Joseph S. Schwertz, Jr. General Counsel and Corporate Secretary 228 St. Charles Avenue, Suite 626 New Orleans, Louisiana 70130 (504) 586-3596	Randolph A. Moore III Alston & Bird LLP One Atlantic Center 1201 W. Peachtree Street Atlanta, Georgia 30309 (404) 881-7794

(Name, Address, including Zip Code and Telephone Number Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-Accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered(1)	Offering Price per Unit(1)	Aggregate Offering Price(1)	Registration Fee(1)
Common stock, no par value(2)
Preferred stock, no par value(3)
Depositary Shares(4)
Debt securities(5)
Rights
Purchase Contracts
Warrants
Units(6)
Guarantees of trust preferred securities of Whitney Capital Trust I, Whitney Capital Trust II and Whitney Capital Trust III(7)
Whitney Capital Trust I trust preferred securities
Whitney Capital Trust II trust preferred securities
Whitney Capital Trust III trust preferred securities

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee subject to the conditions set forth in such rules.

(2)	Common stock may be issued directly or upon conversion, exchange or exercise of debt securities, units or warrants.

(3)	Preferred stock may be issued directly or upon conversion, exchange or exercise of debt securities, units or warrants.

(4)	Each depositary share will be issued under a deposit agreement, will represent fractional interests in debt securities or shares of common stock or preferred stock and will be evidenced by a depositary receipt.

(5)	The debt securities to be offered hereunder will consist of one or more series of senior debt securities, subordinated debt securities or junior subordinated debt securities, as more fully described herein. Junior subordinated debt securities may be purchased by any of Whitney Capital Trust I, Whitney Capital Trust II and Whitney Capital Trust III (each, a “trust”) with the proceeds of the sale of trust preferred securities of that trust, together with the proceeds received from Whitney Holding Corporation (“Whitney”) for the common securities to be issued by that trust to Whitney. No separate consideration will be received for such junior subordinated debt securities. Such junior subordinated debt securities may later be distributed for no additional consideration to the holders of the trust preferred securities of the applicable trust upon certain events described in the applicable trust agreement of such trust.

(6)	Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

(7)	Includes the obligations of Whitney under a trust agreement, a trust preferred securities guarantee issued with respect to trust preferred securities issued by a trust, the junior subordinated debt securities purchased by a trust, and the junior subordinated indenture, including Whitney’s agreement to pay all trust obligations other than the common securities and trust preferred securities of the trusts.

PROSPECTUS

WHITNEY HOLDING CORPORATION

Common Stock
Preferred Stock
Depositary Shares
Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debt Securities
Rights
Purchase Contracts
Warrants
Units

WHITNEY CAPITAL TRUST I
WHITNEY CAPITAL TRUST II
WHITNEY CAPITAL TRUST III
Trust Preferred Securities

(Fully and unconditionally guaranteed on a subordinated basis, as described herein, by Whitney Holding Corporation)

We may from time to time offer to sell common stock, preferred stock (which we may issue in one or more series), depositary shares, debt securities (which we may issue in one or more series), rights, purchase contracts and warrants, as well as units that include any of these securities. Each Whitney Capital Trust listed above may from time to time offer to sell trust preferred securities. The preferred stock, debt securities, rights, warrants and units may be convertible into or exercisable or exchangeable for common stock or other securities of ours or debt or equity securities of one or more other entities. Our common stock is traded on the Nasdaq Global Select Market under the ticker symbol “WTNY.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of Whitney National Bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The date of this prospectus is January 16, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using the “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings up to an indeterminate total dollar amount.

This prospectus provides you with a general description of us and some of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information incorporated into this prospectus or described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or information incorporated by reference herein or therein is accurate as of any date other than the dates indicated in those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we refer to common stock, preferred stock, depositary shares, senior debt securities, subordinated debt securities, junior subordinated debt securities, rights, purchase contracts, warrants and units collectively as “securities.” Whitney Holding Corporation may be referred to herein as “Whitney” and Whitney National Bank may be referred to herein as the “Bank.” Whitney Capital Trust I, Whitney Capital Trust II and Whitney Capital Trust III are each referred to as the “trust” and are collectively referred to as the “trusts.” The terms “we,” “us” and “our” refer to the consolidated operations of Whitney Holding Corporation, including the Bank and the trusts, except that in the discussion of our securities and related matters, these terms refer solely to Whitney Holding Corporation.

Whitney or each trust may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by Whitney or each trust directly or through dealers or agents designated from time to time, who may be affiliates of Whitney and each trust. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of the securities.

For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of the offering, and the net proceeds to Whitney and each trust, as applicable. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act.”

Additionally, our securities may be offered and sold from time to time by a selling shareholder named in a prospectus supplement who has acquired, or will acquire, our securities in transactions that were not, or will not be, registered under the Securities Act, as described under “Plan of Distribution.” Specific information with respect to any offer and sale by any selling shareholder will be set forth in the prospectus supplement relating to that transaction.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and on our website at www.whitneybank.com by clicking on “Investor Relations” and then “SEC Filings.” Information contained in our Internet site is not incorporated by reference into this prospectus, and you should not consider information contained in our Internet site as part of this prospectus.

Any statements in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus, concerning the provisions of any document are intended to be summaries. In each instance, reference is made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference is an important part of this prospectus, and such information is considered part of this prospectus from the date we file that document. Any reports we filed with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1) Our Annual Report on Form 10-K for the year ended December 31, 2007 (including without limitation Item 1A. Risk Factors), filed on February 29, 2008;

(2) All other reports, including all Quarterly Reports on Form 10-Q, that we filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” since December 31, 2007;

(3) The description of our common stock contained in our registration statement under the Exchange Act, as updated and modified in its entirety by our Current Report on Form 8-K, filed on January 19, 1996 and any amendment or report filed to update such description; and

(4) All documents that we will file with the SEC after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request any of these documents from:

Whitney Holding Corporation
P.O. Box 61260
New Orleans, Louisiana 70161-1260
Attention: Mrs. Shirley Fremin, Manager, Investor Relations
Telephone: (504) 586-3627 and (800) 347-7272, ext. 3627
E-mail: investor.relations@whitneybank.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on management’s beliefs, assumptions, current expectations, estimates and projections about Whitney and the Bank, their strategies and future plans, the financial services industry and the economy in general. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements often contain words such as “anticipate,” “believe,” “could,” “would,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “will,” “plan,” “predict,” “project” or other words or expressions of similar meaning.

The ability of Whitney to predict results or the actual effect of future plans or strategies is inherently uncertain. Although Whitney believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in our forward-looking statements include those discussed in our filings with the SEC and described in a “Risk Factors” section in any accompanying prospectus supplement. Additional factors include, but are not limited to the following:

•	our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk;

•	changes in interest rates that affect the pricing of our financial products, the demand for our financial services and the valuation of our financial assets and liabilities;

•	our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business;

•	our ability to manage negative developments and disruptions in the credit and lending markets, including the impact of the ongoing credit crisis on our business and on the businesses of our customers as well as other lending institutions with which we have commercial relationships;

•	the continuation of the recent unprecedented volatility in the capital markets;

•	changes in economic and business conditions, including the real estate and financial markets, in the United States and the regions and communities we serve;

•	the occurrence of natural disasters or acts of war or terrorism that directly or indirectly affect the financial health of our customer base;

•	changes in laws and regulations that significantly affect the activities of the banking industry and the industry’s competitive position relative to other financial service providers;

•	technological changes affecting the nature or delivery of financial products or services and the cost of providing them and our ability to keep pace with such changes;

•	our ability to develop competitive new products and services in a timely manner;

•	our ability to effectively expand into new markets;

•	the cost and other effects of material contingencies, including litigation contingencies;

•	the failure to attract or retain key personnel;

•	the failure to capitalize on growth opportunities and to realize cost savings in connection with business acquisitions;

•	management’s inability to develop and execute plans for us to effectively respond to unexpected changes; and

•	those other factors identified and discussed in our public filings with the SEC.

We caution you not to place undue reliance on our forward-looking statements. We do not intend, and do not undertake any obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

WHITNEY HOLDING CORPORATION

Whitney is a Louisiana corporation registered under the Bank Holding Company Act of 1956, as amended, which we refer to as the “BHCA.” Whitney’s sole banking subsidiary is Whitney National Bank. Whitney National Bank is a national banking association headquartered in New Orleans, Louisiana. It has engaged in the general banking business in the greater New Orleans area continuously since 1883. Whitney engages in community banking and serves a market area that covers the five-state Gulf Coast region, stretching from Houston, Texas, across southern Louisiana and the coastal region of Mississippi, through central and south Alabama, the panhandle of Florida and to the metropolitan area of Tampa Bay, Florida. Whitney National Bank also maintains a foreign branch on Grand Cayman in the British West Indies.

Whitney National Bank provides a broad range of community banking services to commercial, small business and retail customers, offering a variety of transaction and savings deposit products, cash management services, investment brokerage services, secured and unsecured loan products, including revolving credit facilities, and letters of credit and similar financial guarantees. Whitney National Bank also provides trust and investment management services to retirement plans, corporations and individuals. Through its subsidiaries, Whitney also offers annuity products, along with personal and business lines of insurance to its customers.

Our common stock is traded on the Nasdaq Global Select Market under the ticker symbol “WTNY.”

Our principal executive offices are located at 228 St. Charles Avenue, New Orleans, Louisiana 70130 and our telephone number is (504) 586-7272 or (800) 347-7272.

THE TRUSTS

Each trust is a statutory trust formed under Delaware law pursuant to a trust agreement, signed by us, as depositor of the trust, the property trustee, the Delaware trustee and the administrative trustees, each as defined below, and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of the applicable trust will be amended and restated in its entirety before the issuance of trust preferred securities by such trust. We will refer in this prospectus to such trust agreement, as so amended and restated, as the “trust agreement.” Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

Each trust exists for the exclusive purposes of:

•	issuing trust preferred securities and common securities representing undivided beneficial interests in the assets of such trust;

•	investing the gross proceeds of the sale of trust preferred securities and common securities, collectively referred to in this prospectus as the “trust preferred securities,” in junior subordinated debt securities; and

•	engaging only in those activities necessary or incidental thereto.

We will directly or indirectly own all of the common securities of the trusts. The common securities of a trust rank equally with the trust preferred securities of the issuing trust. A trust will make payment on its trust preferred securities pro rata, except that upon an event of default under the applicable trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire common securities of a trust in an aggregate liquidation amount equal to at least three percent of the total capital of the trust.

Each trust’s business and affairs will be conducted by its trustees, each of whom will be appointed by us as holder of the common securities. The trustees will be The Bank of New York Mellon Trust Company, N.A., as the “property trustee,” The Bank of New York Mellon (Delaware), as the “Delaware trustee,” and two individual trustees, who are referred to as the “administrative trustees” and who are employees or officers of or affiliated with Whitney. The Bank of New York Mellon Trust Company, N.A., as property trustee, will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York Mellon Trust Company, N.A. will also act as trustee under the guarantees. See “Description of Guarantees” and “Description of Junior Subordinated Debt Securities.”

If an event of default under a trust agreement has occurred and is continuing, the holder of the common securities of a trust, or the holders of a majority in liquidation amount of the trust preferred securities of a trust, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of trust preferred securities have that right.

Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 50 years, but may be dissolved earlier as provided in the applicable trust agreement.

We will pay all fees and expenses related to the trusts and the offering of trust preferred securities.

The principal executive office of each trust is c/o Whitney Holding Corporation, 228 St. Charles Avenue, New Orleans, Louisiana 70130.

RISK FACTORS

Investing in any of our securities involves risk. You should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement or free writing prospectus accompanying this prospectus before investing in any of our securities.

USE OF PROCEEDS

We intend to use the net proceeds from sales of our securities as set forth in the applicable prospectus supplement or pricing supplement relating to a specific issuance of securities.

Each trust will use the proceeds from the sale of its trust preferred securities to acquire junior subordinated debt securities from us. We intend to use the net proceeds from the sale of the junior subordinated debt securities as set forth in the applicable prospectus supplement.

We will not receive any proceeds from the sale of our securities by any selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the five years ended December 31, 2007, December 31, 2006, December 31, 2005, December 31, 2004, and December 31, 2003, and each of the nine-month periods ended September 30, 2008 and September 30, 2007 are as follows:

	Nine Months Ended
	September 30,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003

Ratio of Earnings to Fixed Charges:(1)
Excluding interest on deposits	3.69	7.77	7.16	9.35	8.97	19.92	35.93
Including interest on deposits	1.71	2.21	2.13	2.45	2.76	4.34	4.23

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings are defined as the sum of income before income taxes plus fixed charges. Fixed charges are defined as interest and debt expense, amortization of deferred debt costs, and the estimated interest portion of rent expense.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, depositary shares, senior and subordinated debt securities, junior subordinated debt securities, trust preferred securities, common securities of the trusts, guarantees, rights, purchase contracts, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of such security. The particular terms of any security will be described in the related prospectus supplement and other offering material.

DESCRIPTION OF COMMON STOCK

In this section, we describe the material features and rights of our common stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our charter, our bylaws and to the applicable provisions of the Louisiana Business Corporation Law.

General

Under our charter, our board of directors has the authority to issue up to 200,000,000 shares of common stock, no par value per share. Shares of our common stock are traded on the Nasdaq Global Select Market under the symbol “WTNY.”

Holders of our common stock are entitled to:

•	one vote for each share of common stock held on all matters to be voted on by the shareholders;

•	receive dividends if and when declared by our board of directors from funds legally available therefor; and

•	share ratably in our net assets, legally available to our shareholders in the event of our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors and holders of our preferred stock or provision for such payment.

Holders of our common stock have no preemptive or cumulative voting rights. Our outstanding common stock is fully paid and nonassessable.

Our charter and bylaws contain various protective provisions that would have the effect of impeding an attempt to change or remove our board of directors or to gain control of our outstanding shares, as well as provisions that limit liability or provide indemnification for directors and executive officers. These provisions are discussed in more detail below.

•	Our charter provides that any change to our charter relating to the structure of the board of directors or the fair price protections described in the next bullet point must be approved by the affirmative vote of shareholders holding 90% of the voting power present at a shareholders’ meeting, the quorum for which is 90% of our total voting power, unless our board of directors has unanimously approved the change.

•	Our charter contains a requirement that any business combination transaction with a person or persons who hold 10% or more of our common stock be approved by the 90% vote of shareholders described in the preceding bullet point unless prescribed minimum price and procedural requirements are satisfied in connection with the proposed business combination.

•	The Louisiana Business Corporation Law contains provisions that eliminate the voting rights of shareholders who acquire significant blocks of our common stock under certain circumstances unless our noninterested shareholders grant the shareholder the right to vote its shares. Louisiana’s Control Share Acquisition Statute provides that any shares acquired by a person or a group, referred to as an “Acquiror,” in an acquisition that causes such person or group to have the power to direct the exercise of voting power in the election of directors in excess of 20%, 33 1/3% or 50% thresholds shall have only such voting power as shall be accorded by the holders of all shares other than Interested Shares (as defined below) at a meeting called for the purpose of considering the voting power to be accorded to shares held by the Acquiror. “Interested Shares” include all shares as to which the Acquiror, any officer of Whitney and any director of Whitney who is also an employee of Whitney may exercise or direct the exercise of voting power. If a meeting of shareholders is held to consider the voting rights to be accorded to an Acquiror and the noninterested shareholders do not vote to accord voting rights to such shares, we may have the right to redeem the shares held by the Acquiror for their fair market value.

•	Our charter and bylaws require the indemnification of individuals against liabilities arising out of their status as directors, officers or employees, provided the individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Whitney or did not know the conduct was unlawful.

•	The Louisiana Business Corporation Law permits a corporation to indemnify a director if the director seeking indemnification acted in good faith and reasonably believed (i) that his or her action was in the best interest of the corporation or was not opposed to the best interests of the corporation, and (ii) in the case of any criminal proceedings, that he or she had no reasonable cause to believe his or her conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the action, suit or proceeding. The Louisiana Business Corporation Law prohibits indemnification of a director with respect to conduct for which he or she was adjudged liable for willful or intentional misconduct in the performance of his or her duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expense the court deems proper.

•	Our charter provides for a board of directors consisting of not less than five nor more than twenty-five members divided into five classes. The members of each class are elected for a term of five years and until their successors are elected and qualified. The directors of each class are elected by a plurality vote at successive annual meetings of shareholders. Our directors must also be shareholders of Whitney.

•	Our board of directors may fill a vacancy on the board of directors by a majority vote of the board of directors in accordance with the Louisiana Business Corporation Law, subject to stockholder approval at the next annual meeting of the stockholders.

•	Our charter and bylaws do not contain provisions restricting a shareholder’s right to nominate directors for election at an annual meeting. If, however, a shareholder wishes to recommend a candidate for consideration by the nominating and corporate governance committee of our board of directors, the shareholder must submit to our corporate secretary a timely written notice including the candidate’s name and address, along with adequate information as to the candidate’s qualifications. To be considered timely, our corporate secretary must receive the notice by the date that is not later than the 120th calendar day before the date of our proxy statement released to shareholders in connection with the previous year’s annual meeting.

•	A member of our board of directors may be removed from office, with or without cause, only by the affirmative vote of 90% of the voting power present at a special meeting of shareholders called for that purpose, at which the holders of 90% of the total voting power of our shareholders are present in person or by proxy.

•	Special meetings of shareholders may be called at any time by the president, the board of directors or shareholders holding more than 20% of the total voting power of our shareholders.

DESCRIPTION OF PREFERRED STOCK

In this section, we describe the material features and rights of our preferred stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our charter, our bylaws and to the applicable provisions of the Louisiana Business Corporation Law.

Preferred Stock

Under our charter, our board of directors has the authority, without further shareholder action, to issue a maximum of 20,000,000 shares of preferred stock, no par value per share, in one or more series, with such terms and for such consideration as may be fixed by the board of directors. We currently have 300,000 shares of our preferred stock issued and outstanding, which we have designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and which we refer to herein as the “Series A Preferred Stock.” The terms and preferences of the Series A Preferred Stock are described in detail below.

The remaining 19,700,000 unissued shares of our preferred stock are typically referred to as “blank check” preferred stock. This type of preferred stock allows our board of directors to fix, by amendment to our charter, the designations, preferences and relative, participating, optional or other special rights, and qualifications and limitations or restrictions of any series of preferred stock permitted by applicable law, without further shareholder approval.

Our board of directors is authorized to issue one or more series of preferred stock, from time to time, with full or limited voting powers, or without voting powers, and with all the designations, preferences and relative, participating, optional or special voting rights, and qualifications, limitations or other restrictions upon the preferred stock, as may be provided in the amendment to our charter adopted by the board of directors. The authority of our board of directors will include, but is not limited to, the determination or filing of the following with respect to the shares of any class or series of preferred stock:

•	the distinctive designation of and the number of shares (up to the number of shares authorized) of any series of preferred stock;

•	the rate and time at which, and the terms and conditions upon which, dividends shall be paid and whether such dividends shall be cumulative or noncumulative;

•	whether the shares will be convertible into or exchangeable for shares of any other class of stock or any series of any class of stock and the terms and conditions of the conversion or exchange;

•	whether the shares will be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, the shares may be redeemed;

•	the rights, if any, of the holders of the shares upon the voluntary or involuntary liquidation of the Company;

•	the terms of the sinking fund or redemption or purchase account, if any, to be provided for the shares; and

•	the voting powers, full or limited, if any, of the holders of the shares, which may include the right to vote more or less than one vote per share and to elect one or more directors if there has been a default in the payment of dividends or upon other conditions as the board of directors may fix.

Holders of our common stock will not have preemptive rights with respect to the authorized preferred stock.

Series A Preferred Stock Issued to the Treasury

These paragraphs are a summary, and do not completely describe the terms and provisions of the Series A Preferred Stock. For the complete provisions, we refer you to our charter, including the amendment to our charter designating the Series A Preferred Stock, copies of which we filed with the SEC and which are incorporated by reference into the registration statement of which this prospectus is a part.

General

On December 19, 2008, we issued 300,000 shares of Series A Preferred Stock to the United States Department of Treasury, or the “Treasury,” in a private placement, as part of the Capital Purchase Program under the Treasury’s Troubled Assets Relief Program. The shares of Series A Preferred Stock are validly issued, fully paid and non-assessable. Each share of Series A Preferred Stock has a liquidation value of $1,000. As of the date of this prospectus, shares of our Series A Preferred Stock are not listed on any securities exchange. The rights of the holders of the Series A Preferred Stock will be subordinate to those of our general creditors. The Series A Preferred Stock is currently held by the Treasury as a physical stock certificate.

Rank

The Series A Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs, (1) senior to our common stock and to all capital stock ranking junior to the Series A Preferred Stock; (2) on a parity with other classes or series of our preferred stock that we may issue, the terms of which specifically provide that such preferred stock ranks on a parity with the Series A Preferred Stock; and (c) junior to all shares of capital stock that we may issue, the terms of which specifically provide that such shares of capital stock rank junior to the Series A Preferred Stock.

Dividends

We will pay the record holders of the Series A Preferred Stock, when, as and if declared by our board of directors, cumulative cash dividends at an annual rate of $50.00 per share each year, which is equivalent to 5.00% of the $1,000 liquidation preference per share, until, but excluding, February 15, 2014, and beginning on that date we will pay the holders an annual rate of $90.00 per share each year, which is equivalent to 9.00% of the $1,000 liquidation preference per share. Dividends will only be payable out of the assets legally available therefor. Dividends will be cumulative from and include the date of our original issuance of the Series A Preferred Stock and will be payable quarterly in arrears on the 15th day of February, May, August and November of each year or, if not a business day, the next succeeding business day, and no additional dividends will accrue as a result of that postponement. The first payment date is February 15, 2009. Dividends payable on the Series A Preferred Stock on any date prior to the end of a dividend period shall be computed on the basis of a 360-day year consisting of 12 30-day months. Dividends will be payable to record holders of the Series A Preferred Stock as they appear in our records at the close of business on the applicable record date, which will be the 15th calendar day immediately preceding such dividend payment date or such other record date fixed by the board of directors that is not more than 60 days nor less than 10 days before such dividend payment date.

In the event that any dividend payment or payments on the Series A Preferred Stock are in arrears at any time, cumulative cash dividends at the annual rate then in effect for dividend payments on the Series A Preferred Stock shall be payable as and if declared by our board of directors and out of the assets legally available therefor, on all such accrued and unpaid dividends.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends, and whether or not those dividends are declared. Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the due date for the dividend payment on which they first become payable. Except as described in the next paragraph, we will not declare or pay or set apart for payment dividends on any common shares or shares of any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock (other than a dividend paid solely in shares of common stock) for any period, nor will we or any of our subsidiaries directly or indirectly, purchase, redeem or otherwise acquire for consideration any common shares or shares of any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock, unless full cumulative dividends on the Series A Preferred Stock (including dividends on any such unpaid amounts) for all past dividend periods and the then current dividend period have been or are contemporaneously (1) declared and paid in full or (2) declared and a sum sufficient to pay them in cash is set apart for payment.

When we do not pay dividends in full (or we do not set apart a sum sufficient to pay them in full) upon the Series A Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred Stock, we will declare any dividends upon the Series A Preferred Stock and any other series of preferred shares ranking on a parity as to dividends with the Series A Preferred Stock proportionately so that the dividends declared per share of Series A Preferred Stock (including dividends on any such unpaid amounts) and those other series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and those other series of preferred stock (which will not include any accrual in respect of unpaid dividends on such other series of preferred stock for prior dividend periods if those other series of preferred stock do not have cumulative dividends) bear to each other. If our board of directors or a duly authorized committee of the board of directors determines not to pay any dividend or a full dividend on a dividend payment date, we will provide written notice to the holders of the Series A Preferred Stock prior to such dividend payment date.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the record holders of the Series A Preferred Stock will be entitled to be paid out of our assets or proceeds therefor legally available for distribution to our stockholders, subject to the rights of any of our creditors, a liquidation preference of $1,000 per share, plus an amount equal to any accrued and unpaid dividends, whether or not declared, (including dividends on any such unpaid amounts) to the date of payment, before any dividend or payment may be made to holders of our common stock or any other class or series of our capital stock ranking junior to the Series A Preferred Stock as to liquidation rights.

If, upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preferred Stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the Series A Preferred Stock as to liquidation rights, then the record holders of the Series A Preferred Stock and all other classes or series of capital stock of that kind will share proportionately in any such distribution of assets in proportion to the full respective liquidating distributions to which they would otherwise be entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity will not be deemed to constitute our liquidation, dissolution or winding up of Whitney.

Redemption

Except as provided in the paragraph below, shares of the Series A Preferred Stock are not redeemable before February 15, 2012. On or after February 15, 2012, we may, at our option, upon written notice, subject to the approval of our primary federal banking regulator, the Office of the Comptroller of the Currency, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, out of funds legally available therefor, for cash at a redemption price equal to the sum of (a) $1,000 per share of Series A Preferred Stock, and (b) any accrued and unpaid dividends up to and including the date fixed for redemption (except as provided in the immediately following sentence), including any dividends on any such unpaid dividends, regardless of whether any dividends are actually declared.

Prior to February 15, 2012, we may, at our option, upon written notice, subject to the approval of our primary federal banking regulator, the Office of the Comptroller of the Currency, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, out of funds legally available therefor, for cash at a redemption price equal to the sum of (a) $1,000 per share, and (b) any accrued and unpaid dividends up to and including the date fixed for redemption (except as provided in the immediately following sentence), including any dividends on any such unpaid dividends, provided that (x) any such redemption prior to February 15, 2012 may only occur if we shall have received aggregate gross proceeds of not less than $75,000,000 from one or more “qualified equity offerings” (as defined below), and (y) the aggregate redemption price of the Series A Preferred Stock redeemed prior to February 15, 2012 may not exceed the aggregate net cash proceeds received by us from such qualified equity offerings. A qualified equity offering means our sale and issuance for cash to persons other than Whitney (or any of our subsidiaries) of shares of perpetual preferred stock, common stock or any combination of such stock that, in each case, qualify as and may be included in our Tier 1 capital at the time of issuance under the applicable risk-based capital guidelines of the Board of Governors of the Federal Reserve System.

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date but rather shall be paid to the holder of record on such dividend record date of the redeemed shares of Series A Preferred Stock. If the Series A Preferred Stock is then held in certificated form, record holders of certificates representing the Series A Preferred Stock to be redeemed will surrender such certificates at the place designated in the notice of redemption and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender of the certificates.

Notice of redemption shall be sent by first class mail, postage prepaid, to the holders of record of the shares of Series A Preferred Stock to be redeemed not less than 30 nor more than 60 days before the date of redemption, or, if shares of Series A Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, notice may be given at such time and in any manner permitted by such facility.

If notice of redemption of any shares of Series A Preferred Stock has been given and if we have set aside in trust the funds necessary for the redemption for the benefit of the record holders of Series A Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on the Series A Preferred Stock and such Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such Series A Preferred Stock will terminate, except for the right to receive the redemption price plus any accrued and unpaid dividends payable upon the redemption. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to us, after which time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.

The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Holders of the Series A Preferred Stock have no right to require redemption or repurchase of any shares of the Series A Preferred Stock.

Conversion

Holders of our Series A Preferred Stock have no right to exchange or convert such shares into any other securities.

Voting Rights

Holders of our Series A Preferred Stock will generally have no voting rights, except as provided by applicable law and as described in the paragraphs below.

Whenever dividends are not paid on the Series A Preferred Stock for six or more quarterly periods (whether or not consecutive), the size of our board of directors will be increased automatically by two directors, and holders of the Series A Preferred Stock, voting together as a class with the holders of all other classes or series of our capital stock upon which like voting rights have been conferred and are exercisable (herein referred to as voting parity stock), will be entitled to elect two additional directors to our board of directors at the next annual meeting (or at a special meeting called for the purpose of electing preferred stock directors prior to the next annual meeting) and each subsequent annual meeting until all of the accrued and unpaid dividends on the Series A Preferred Stock (including any dividends on any such unpaid dividends) for the past dividend periods and the then current dividend period have been declared and fully paid.

The affirmative vote or consent of the holders of two-thirds of the outstanding Series A Preferred Stock, voting separately as a single class, will be required to (1) authorize or create, or increase the authorized or issued amount of, or any issuance of, any shares or securities convertible into, exchangeable for or exercisable for any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to either or both of the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up; (2) amend, alter or repeal the provisions of our charter or the amendment to charter that established the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; or (3) to consummate a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of Whitney with another corporation or other entity, unless in each case (a) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole.

The voting rights afforded to holders of Series A Preferred Stock will not apply if, at or before the time when the act with respect to which the vote would otherwise be required is effected, all outstanding Series A Preferred Stock are redeemed or called for redemption in accordance with their terms and upon proper notice, and we deposit sufficient funds, in cash, in trust to effect the redemption.

Preemptive Rights

No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any of our securities, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

DESCRIPTION OF DEPOSITARY SHARES

In this section, we describe the general terms and provisions of the depositary shares that we may offer. This summary does not purport to be exhaustive and is qualified in its entirety by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares relating to any particular series of depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may offer depositary shares representing receipts for fractional interests in debt securities or fractional shares of common stock or preferred stock in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or preferred stock or some multiple of shares of a particular series of preferred stock, as the case may be, and would be represented by a depositary receipt.

The debt securities, common stock or preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, which we refer to in this prospectus as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of a debt security or share of common stock or preferred stock or some multiple of shares of a particular series of preferred stock, as the case may be, represented by the depositary share, including any dividend, voting, redemption, conversion and liquidation rights. If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in the debt securities or fractional shares of common stock or preferred stock or some multiple of shares of a particular series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of the applicable depositary agreement if we offer depositary shares, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable depositary agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

The following summary describes the general terms and provisions of our senior and subordinated debt securities (referred to as the “debt securities” in this section only) that we may offer. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The senior debt securities will be issued under a senior indenture between us and the senior trustee named in the applicable prospectus supplement and the subordinated debt securities will be issued under a subordinated indenture between us and the subordinated trustee named in the applicable prospectus supplement.

We have summarized the material terms and provisions of the senior and subordinated indentures in this section. We have also filed the form of each of these indentures as exhibits to the registration statement. You should read the applicable indenture for additional information before you buy any debt securities. The actual provisions of the indentures, and not the summary below, will govern your rights and our obligations with respect to the debt securities.

General

The debt securities will be our direct unsecured obligations. The provisions of the senior indenture and the subordinated indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.

The senior debt securities will be unsecured and will rank equally with all of our other senior debt, as defined under the heading “— Subordination” below. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt and, together with such other subordinated debt, will be subordinated to all of our existing and future senior debt.

Because we are a holding company, our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as “structural subordination.” Neither the senior indenture nor the subordinated indenture limits our ability to incur additional unsecured indebtedness.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities;

•	the first interest payment date; and

•	any circumstances under which we may defer interest payments;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the debt securities and under the applicable indenture;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	with respect to the subordinated debt securities, whether the debt securities will be convertible into shares of common stock, preferred stock or other of our securities or the debt or equity securities of third parties and, if so, the terms and conditions of any such conversion, and, if convertible into other of our securities or the debt or equity securities of third parties, the terms of such securities;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “— Discharge, Defeasance and Covenant Defeasance” apply to the debt securities;

•	any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;

•	any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary or its nominee for those global securities and a description of any book-entry procedures relating to the global securities — a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

•	whether the debt securities are exchangeable into any other securities and, if so, the terms under which such exchange may occur and the terms of such other securities;

•	if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the exchange of interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	any restrictions on the transfer of the debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than the applicable trustee;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	whether the debt securities shall vote and consent together with other debt securities as a single class and/or shall constitute a single series with other debt securities;

•	the terms of any securities being offered together with or separately from the debt securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name the debt security is registered in the security register.

Payment; Exchange; Transfer

We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than 10 days before the date of the interest payment. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a debt security on:

•	an interest payment date, to the person in whose name that debt security is registered at the close of business on the record date relating to that interest payment date; and

•	the date of maturity or earlier redemption or repayment, to the person who surrenders the debt security at the office of our appointed paying agent.

Any money that we pay to a paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us. After that time any holder of a debt security may only look to us for the payments on the debt security.

Any debt securities of a series may be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose at an authorized place of payment. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. If the applicable prospectus supplement refers to any office or agency, including the security registrar, initially designated by us where you can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location of that office. However, we will be required to maintain an office or agency in each place of payment for that series.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, including the extent to which those special terms and provisions are different from the terms and provisions that are described in this prospectus, which generally apply to debt securities in registered form. The prospectus supplement will also summarize provisions of the applicable indenture that relate specifically to bearer debt securities.

Original Issue Discount

Debt securities may be issued under the indentures as original issue discount securities that are sold at a substantial discount below their stated principal amount. If a debt security is an original issue discount security, an amount that is less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the applicable indenture. The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Covenants Contained in Indentures

Except as otherwise set forth in the next sentence, the senior indenture prohibits:

•	us and our subsidiaries from selling, pledging, assigning, transferring or otherwise disposing of shares of capital stock, or securities convertible into capital stock, of any principal subsidiary bank or of any subsidiary that owns, directly or indirectly, in whole or in part, any capital stock of a principal subsidiary bank; and

•	any principal subsidiary bank from issuing any shares of its capital stock or securities convertible into its capital stock.

These restrictions do not apply to:

•	sales, pledges, assignments, transfers or other dispositions or issuances made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director;

•	sales, pledges, assignments, transfers or other dispositions or issuances made by us or any principal subsidiary bank acting in a fiduciary capacity for any person or entity other than us or any principal subsidiary bank or to us or any of our wholly owned subsidiaries;

•	the merger or consolidation of a principal subsidiary bank with and into a principal subsidiary bank;

•	sales, pledges, assignments, transfers or other dispositions or issuances, so long as, after giving effect to the disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into capital stock, we would own directly or through one or more of our subsidiaries not less than 80% of the shares of each class of capital stock of the applicable principal subsidiary bank;

•	sales, pledges, assignments, transfers or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or regulatory authority to the acquisition by us or any subsidiary, directly or indirectly, of any other corporation or entity;

•	sales of additional shares of capital stock by any principal subsidiary bank to its stockholders so long as before the sale we own directly or indirectly shares of the same class and the sale does not reduce the percentage of the shares of that class of capital stock owned by us; or

•	a pledge made or a lien created to secure loans or other extensions of credit by a principal subsidiary bank subject to Section 23A of the Federal Reserve Act.

When we use the term “subsidiary” we mean any corporation of which we own more than 50% of the outstanding shares of voting stock, except for directors’ qualifying shares, directly or through one or more of our other subsidiaries. Voting stock is capital stock that is entitled in the ordinary course to vote for the election of a majority of the directors of a corporation and does not include capital stock that is entitled to so vote only as a result of the happening of certain events.

When we use the term “principal subsidiary bank” above, we mean any savings association, commercial bank or trust company organized in the United States under federal or state law of which we own at least a majority of the shares of voting stock directly or through one or more of our subsidiaries if such savings association, commercial bank or trust company has total assets, as set forth in its most recent statement of condition, equal to more than 50% of our total consolidated assets, as set forth in our most recent financial statements filed with the SEC under the Exchange Act. As of the date hereof, our only principal subsidiary bank is the Bank.

The subordinated indenture does not contain the restrictions described above.

Neither the senior indenture nor the subordinated indenture contains restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	except as described above, create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock.

The indentures contain customary affirmative covenants. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indentures do not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the debt securities upon a change of control or other event involving us that may adversely affect the creditworthiness of the debt securities.

Consolidation, Merger or Sale

Each of the indentures generally permits a consolidation or merger between us and another entity. They also permit the sale, transfer or lease by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a state of the United States or the District of Columbia or under federal law and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the applicable indenture exists.

If we consolidate or merge with or into any other entity or sell, lease or transfer all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, the successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities.

Modification and Waiver

Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without the holder’s consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in payments due on the debt securities;

•	a change in the place of payment or currency in which any payment on the debt securities is payable;

•	a limitation of the holder’s right to sue us for the enforcement of payments due on the debt securities;

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	a reduction in the requirements contained in the applicable indenture for the determination of a quorum or voting;

•	a limitation of the holder’s right, if any, to repayment of debt securities at the holder’s option;

•	in the case of subordinated debt securities convertible into other securities, a limitation of any right to convert the subordinated debt securities;

•	in the case of subordinated debt securities that are entitled to receive securities on an exchange date, an impairment of the right of the holder to receive other securities with a value equal to the principal amount of the subordinated debt securities of such series; and

•	a modification of any of the foregoing requirements contained in the applicable indenture.

We may not modify the subordination provisions of the subordinated indenture in a manner that would adversely affect the holders of the outstanding senior debt without the consent of the holders of all of the senior debt.

Under each of the indentures, we may make clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities without the consent of any holders of debt securities.

Under each of the indentures, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series. The senior indenture provides that compliance with the covenant relating to principal subsidiary banks described above under “— Covenants Contained in Indentures” may be waived in this manner.

Under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:

•	a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•	a default under any provision of the applicable indenture that itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture with respect to any series of senior debt securities, means any of the following:

•	failure to pay interest on any senior debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any senior debt security of that series when due;

•	failure to deposit any sinking fund payment on senior debt securities of that series when due;

•	failure to perform any of the covenants regarding capital stock of principal subsidiary banks described above under “— Covenants Contained in Indentures;”

•	failure to perform any other covenant in the senior indenture that applies to senior debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the senior debt securities of that series when that series is created.

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the subordinated indenture with respect to any series of subordinated debt securities, means any of the following:

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the subordinated debt securities of that series when that series is created.

If an event of default for any series of debt securities occurs and during the period it continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may, subject to conditions, rescind the declaration. Unless we state otherwise in the applicable prospectus supplement, the holders of subordinated debt securities will not have the right to accelerate the payment of principal of the subordinated debt securities as a result of our failure to perform any covenant or agreement contained in the subordinated debt securities or the subordinated indenture.

The prospectus supplement relating to a series of debt securities that are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of the series if an event of default occurs and continues.

Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states that, to the knowledge of the certifying officers, no defaults exist under the terms of the applicable indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if the trustee considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event that is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series.

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee reasonable indemnification. If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request and offer of indemnity; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series during those 60 days.

However, the holder of any senior debt security will have an absolute and unconditional right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment, and the holder of any subordinated debt security will have, subject to the subordination provisions discussed below under “— Subordination,” the absolute and unconditional right to receive payment of principal of and any premium and interest on the subordinated debt security when due in accordance with the subordinated indenture and to institute suit to enforce the payment.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement and the terms of a series of debt securities under each indenture, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation. We can discharge these obligations by irrevocably depositing with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, eligible instruments that will generate sufficient cash to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities.

When we use the term “eligible instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and are essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that we deposit money and/or eligible instruments in trust and discharge our obligations under a series of debt securities as described above, then:

•	the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer of the securities, to exchange the debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons, and in certain cases U.S. persons, will continue to apply; and

•	holders of debt securities of that series may only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.

In the case of any subordinated debt securities, the following requirement must also be met:

•	we shall have delivered an opinion of counsel to the effect that the trust funds deposited will not be subject to the rights of any holders of senior debt, including those discussed under “— Subordination;” except and subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and general principals of equity.

In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

•	to be defeased and be discharged from any and all obligations with respect to the debt securities of that series, including, in the case of subordinated debt securities, the subordination provisions except for our obligations to:

•	pay any additional amounts upon the occurrence of certain tax and other events;

•	register the transfer or exchange of the debt securities;

•	replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	maintain an office or agency for the debt securities; and

•	to hold moneys for payment in trust.

•	to be defeased and discharged from our obligations with respect to the debt securities of that series described under “Restrictions upon Sale or Issuance of Capital Stock of Certain Subsidiary Institutions” discussed above under “— Covenants Contained in Indentures” or, if the terms of the debt securities of that series permit, our obligations with respect to any other covenant.

If we choose to defease and discharge our obligations under the covenants, any failure to comply with the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities of that series. However, to make either election we must irrevocably deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, eligible instruments that will generate sufficient cash to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities.

In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect. If we exercise our option not to comply with the covenants referred to above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default relating to the covenants referred to above, the amount of money and/or eligible instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration resulting from the event of default. In this case, we would remain liable to make payment of such amounts due at the time of acceleration.

We may defease and discharge our obligations as described in the preceding paragraphs only if, among other things:

•	we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance the opinion of counsel must refer to and be based upon a ruling of the Internal

Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture;

•	any defeasance does not result in, or constitute, a breach or violation of an indenture or any other material agreement that we are a party to or obligated under;

•	no event of default, or event that with notice will be an event of default, has occurred and is continuing with respect to any securities subject to a defeasance; and

•	if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit.

Subordination

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated indenture, to all of our senior debt. Our senior debt includes any senior debt securities and generally means:

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments, our obligations under letters of credit, any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates; and

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States of America, whether outstanding on the date of execution of the subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the subordinated debt securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of senior debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of senior debt according to priorities existing among those holders until we have paid all senior debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities as long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on the securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under the plan of reorganization or readjustment at least to the same extent as provided in the subordination provisions of the subordinated debt securities.

If such events in bankruptcy, insolvency or reorganization occur after we have paid in full all amounts owed on senior debt, the holders of subordinated debt securities together with the holders of any of our other obligations ranking equal with those subordinated debt securities will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the subordinated debt securities.

If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all the senior debt in full, then the holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will be obligated to pay or transfer the payments or distributions to, the holders of the senior debt outstanding at that time. The payment or transfer to the holders of the senior debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of senior debt as long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent as provided in the subordination provisions of the subordinated debt securities.

As a result of the subordination, if we become insolvent, holders of senior debt securities may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the subordinated indenture in connection with the subordinated debt securities.

We may modify or amend the subordinated indenture as provided under “— Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all senior debt outstanding, modify any of the provisions of the applicable indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of senior debt securities.

Conversion and Exchange

If any offered debt securities are convertible into common stock or preferred stock at the option of the holders or exchangeable for common stock or preferred stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

Our Relationship with the Trustee

The Bank of New York Mellon Trust Company, N.A. is initially serving as the trustee for our senior debt securities, our subordinated debt securities and our junior subordinated debt securities, as well as the trustee under the guarantee issued in connection with issuance of trust preferred securities by the trusts. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

The following description contains the general terms and provisions of our junior subordinated debt securities that we will issue to the trusts in exchange for the proceeds of their sales of trust preferred securities. The applicable prospectus supplement will describe the specific terms of the junior subordinated debt securities offered through that prospectus supplement and any general terms summarized below that will not apply to those junior subordinated debt securities. The junior subordinated debt securities will be issued pursuant to a junior subordinated indenture between us and the junior subordinated trustee. Unless otherwise specified in the applicable prospectus supplement, the junior subordinated trustee will be The Bank of New York Mellon Trust Company, N.A.

The form of the junior subordinated indenture has been filed as an exhibit to our registration statement as filed with the SEC on September 1, 2006. You should read the junior subordinated indenture for additional information before you purchase any trust preferred securities. The actual provisions of the junior subordinated debt securities, and not the summary below, will control your rights as a direct or indirect owner of the junior subordinated debt securities.

General

The junior subordinated debt securities will be our direct unsecured obligations. The junior subordinated indenture does not limit the principal amount of junior subordinated debt securities that we may issue. The junior subordinated indenture permits us to issue junior subordinated debt securities from time to time and junior subordinated debt securities issued under the indenture will be issued as part of a series that we establish under the indenture.

The junior subordinated debt securities will be unsecured and will rank equally with all of our other junior subordinated debt and, together with such other junior subordinated debt, will be subordinated to all of our existing and future senior debt. See “— Subordination” below.

The junior subordinated debt securities are unsecured junior subordinated debt securities, but because we are a holding company, our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our junior subordinated debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as “structural subordination.”

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities;

•	the first interest payment date; and

•	any circumstances under which we may defer interest payments;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the debt securities and under the indenture;

•	any optional redemption provisions that will permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that will obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into shares of common stock or preferred stock and, if so, the terms and conditions of any such conversion, and, if convertible into our other securities, the terms of such securities;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “— Discharge, Defeasance and Covenant Defeasance” apply to the debt securities;

•	any events of default under the indenture that will apply to the debt securities in addition to those contained in such indenture;

•	any additions or changes to the covenants contained in the junior subordinated indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary or its nominee for those global securities and a description of any book-entry procedures relating to the global securities — a “global security” is a debt security that we issue in accordance with the junior subordinated indenture to represent all or part of a series of debt securities;

•	if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	any restrictions on the transfer of the debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than the junior subordinated trustee;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	whether the debt securities shall vote and consent together with other debt securities as a single class and/or shall constitute a single series with other debt securities;

•	the terms of any securities being offered together with or separately from the debt securities;

•	the terms and conditions of any obligation or right of Whitney or a holder to convert or exchange the debt securities into trust preferred securities or other securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.

Additional Interest

If a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the related junior subordinated debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Payment; Exchange; Transfer

We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the junior subordinated debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the junior subordinated debt securities by mailing a check to the person listed as the owner of the junior subordinated debt securities in the security register or by wire transfer to an account designated by that person in writing not less than 10 days before the date of the interest payment. Unless otherwise specified in the applicable prospectus supplement, we will pay interest on a junior subordinated debt security:

•	on an interest payment date, to the person in whose name that junior subordinated debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders such debt security at the office of our appointed paying agent.

Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such debt security can only look to us for the payments on such debt security.

Any junior subordinated debt securities of a series can be exchanged for other junior subordinated debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debt securities that were surrendered for exchange. The junior subordinated debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated debt securities. If the applicable prospectus supplement refers to any office or agency, including the security registrar, initially designated by us where you can surrender the junior subordinated debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location of that office. However, we will be required to maintain an office or agency in each place of payment for that series.

In the event of any redemption, neither we nor the junior subordinated trustee will be required to:

•	issue, register the transfer of, or exchange, junior subordinated debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of the notice of redemption and ending at the close of business on the day of mailing of the notice of redemption; or

•	transfer or exchange any junior subordinated debt securities so selected for redemption, except, in the case of any junior subordinated debt securities being redeemed in part, any portion thereof not to be redeemed.

Denominations

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of junior subordinated debt securities in bearer form, including the extent to which those special terms and provisions are different from the terms and provisions that are described in this prospectus, which generally apply to junior subordinated debt securities in registered form, and will summarize provisions of the junior subordinated indenture that relate specifically to bearer debt securities.

Original Issue Discount

Junior subordinated debt securities may be issued under the junior subordinated indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a junior subordinated debt security is an original issue discount security, an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the junior subordinated indenture. The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right from time to time to defer payment of interest on a series of junior subordinated debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such series of junior subordinated debt securities. Certain United States federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Redemption

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be subject to any sinking fund.

Unless otherwise specified in the applicable prospectus supplement, we may, at our option, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time. If the junior subordinated debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security so redeemed will equal 100% of the principal amount of such junior subordinated debt security plus accrued and unpaid interest to the redemption date.

Unless otherwise specified in the applicable prospectus supplement, we may, at our option, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event or investment company event, each as defined below, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the redemption date.

“Tax event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change, including any announced proposed change, in the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of a series of trust preferred securities, there is more than an insubstantial risk that:

•	the trust that issued the series of trust preferred securities is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

•	interest payable by us on the series of corresponding junior subordinated debt securities is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the trust that issued the series of trust preferred securities is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Investment company event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change, prospective change or interpretation becomes effective or would become effective, as the case may be, on or after the date of the issuance of the trust preferred securities.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debt securities or portions thereof called for redemption.

Restrictions on Certain Payments

If junior subordinated debt securities are issued to a trust or the trustee of a trust in connection with the issuance of trust preferred securities by the trust and:

•	there shall have occurred and be continuing an event of default with respect to the corresponding junior subordinated debt securities of which we have actual knowledge and that we have not taken reasonable steps to cure;

•	we shall be in default relating to our payment of any obligations under the corresponding guarantee; or

•	we shall have given notice of our election to defer payments of interest on the corresponding junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•	we will not be permitted to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities or make any guarantee payment if such guarantee ranks equally with or junior to the junior subordinated debt securities; and

•	we will not be permitted to declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our capital stock other than:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with any employee benefit plan or any other contractual obligation, other than a contractual obligation ranking equally with or junior to the junior subordinated debt securities;

•	any exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	any dividend in the form of capital stock on capital stock; or

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities.

Consolidations, Mergers and Sales

The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale, transfer or lease by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a state of the United States or the District of Columbia or under federal law and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists.

If we consolidate or merge with or into any other entity or sell, or lease or transfer all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under such indenture and under the junior subordinated debt securities.

Events of Default, Waiver and Notice

The junior subordinated indenture provides that the following are events of default relating to the junior subordinated debt securities:

•	default in the payment of the principal of, or premium, if any, on, any junior subordinated debt securities at maturity;

•	default for 30 days in the payment of any installment of interest on any junior subordinated debt securities;

•	default for 30 days after written notice in the performance of any other covenant in respect of the junior subordinated debt securities;

•	certain events in bankruptcy, insolvency or reorganization of Whitney; and

•	any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created.

If an event of default under the junior subordinated indenture occurs and continues, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the entire principal and all accrued but unpaid interest of all debt securities of that series to be due and payable immediately. If the trustee or the holders of junior subordinated debt securities do not make such declaration, the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities will have such right. If an event of default under the junior subordinated indenture occurs and continues, the property trustee may also declare the principal of and the interest on the corresponding junior subordinated debt security, and any other amounts payable under the junior subordinated indenture, to be due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debt security.

If such a declaration occurs, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series of subordinated debt securities can, subject to conditions, rescind the declaration. If the holders of such series of junior subordinated debt securities rescind such declaration, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities will have such right.

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default, except:

•	a default in payment of principal or any premium or interest; or

•	a default under any provision of the junior subordinated indenture that itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series.

If the holders of junior subordinated debt securities fail to waive a default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities will have such right.

The holders of a majority in aggregate principal amount of the junior subordinated debt securities of any series affected will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee under the junior subordinated indenture.

We are required to file an officers’ certificate with the junior subordinated trustee each year that states that, to the knowledge of the certifying officers, no defaults exist under the terms of the junior subordinated indenture.

A holder of trust preferred securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period. A direct action may be taken without first directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities or suing us to enforce the property trustee’s rights under such junior subordinated debt securities. This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities.

Covenants Contained in Junior Subordinated Indenture

The junior subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “— Restrictions on Certain Payments” above.

The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the junior subordinated debt securities upon a change of control or other event involving us that may adversely affect the creditworthiness of such debt securities.

Distribution of Junior Subordinated Debt Securities

Under circumstances involving the dissolution of a trust, which will be discussed more fully in the applicable prospectus supplement, the junior subordinated debt securities will be distributed to the holders of the trust preferred securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Description of Trust Preferred Securities — Liquidation Distribution upon Dissolution.”

If the junior subordinated debt securities are distributed to the holders of the trust preferred securities, we will use our best efforts to have the junior subordinated debt securities listed on the Nasdaq Global Select Market or on such other national securities exchange or similar organization on which the trust preferred securities are then listed or quoted.

Modification of Junior Subordinated Indenture

Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debt securities may be modified or amended with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of all series of such debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without that holder’s consent:

•	a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable junior subordinated debt security);

•	a reduction in payments due on the junior subordinated debt securities;

•	a change in the place of payment or currency in which any payment on the junior subordinated debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the junior subordinated debt securities;

•	a reduction in the percentage of outstanding junior subordinated debt securities required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of such indenture or certain defaults under such indenture;

•	a reduction in the requirements contained in the junior subordinated indenture for a quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of junior subordinated debt securities at the holder’s option;

•	in the case of junior subordinated debt securities convertible into common stock or preferred stock, a limitation of any right to convert such debt securities;

•	in the case of junior subordinated debt securities that are entitled to receive securities on an exchange date, an impairment of the right of the holder to receive other securities with a value equal to the principal amount of the junior subordinated debt securities of such series; and

•	a modification of any of the foregoing requirements contained in the subordinated indenture.

We may not modify the subordination provisions of the subordinated indenture in a manner that would adversely affect the holders of the outstanding senior debt (as described below under “— Subordination”) without the consent of the holders of all of the senior debt.

Under each of the indentures, we may make clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities without the consent of any holders of debt securities.

Under the junior subordinated indenture, the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the junior subordinated indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

If the junior subordinated debt securities are held by a trust or the trustee of a trust, no modification may be made that adversely affects the holders of the related trust preferred securities, and no termination of the junior subordinated indenture may occur, and no waiver of any event of default or compliance with any covenant will be effective, without the prior consent of a majority in liquidation preference of trust preferred securities of such trust. If the consent of the holder of each outstanding junior subordinated debt security is required, no modification will be effective without the prior consent of each holder of related trust preferred securities.

We and the junior subordinated trustee may execute, without the consent of any holder of junior subordinated debt securities, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debt securities.

Discharge, Defeasance and Covenant Defeasance

Defeasance and Discharge.

At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the junior subordinated debt securities of that series will be subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on the junior subordinated debt securities of that series if:

•	we deposit with the junior subordinated trustee, in trust, sufficient money or, if the junior subordinated debt securities of that series are denominated and payable in U.S. dollars only, eligible instruments that will generate sufficient cash to pay the principal, any interest, any premium and any other sums due on the junior subordinated debt securities of that series, such as sinking fund payments, on the dates payments are due under the junior subordinated indenture and the terms of such junior subordinated debt securities;

•	we deliver to the junior subordinated trustee an opinion of counsel that states that the holders of the junior subordinated debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the junior subordinated debt securities of that series are listed on any domestic or foreign securities exchange, the junior subordinated debt securities will not be delisted as a result of the deposit.

When we use the term “eligible instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and are essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that we deposit money and/or eligible instruments in trust and discharge our obligations under a series of junior subordinated debt securities as described above, then:

•	the junior subordinated indenture, including the subordination provisions contained in the junior subordinated indenture, will no longer apply to the junior subordinated debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the junior subordinated trustee, to register the transfer and exchange of junior subordinated debt securities, to replace lost, stolen or mutilated junior subordinated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons, , and in certain cases U.S. persons, will continue to apply; and

•	holders of junior subordinated debt securities of that series may only look to the trust fund for payment of principal, any premium and any interest on the junior subordinated debt securities of that series.

Defeasance of Certain Covenants and Certain Events of Default.

At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the junior subordinated debt securities of that series are subject to the covenant defeasance provisions of the junior subordinated indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under the heading “— Discharge, Defeasance and Covenant Defeasance,” we will not have to comply with any covenant we designate when we establish the series of junior subordinated debt securities. In the event of a covenant defeasance, our obligations under the junior subordinated indenture and the junior subordinated debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

If we exercise our option not to comply with the covenants listed above and the junior subordinated debt securities of the series become immediately due and payable because an event of default under the junior subordinated indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or eligible instruments on deposit with the junior subordinated trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the junior subordinated indenture and the terms of the junior subordinated debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.

Conversion or Exchange

The junior subordinated debt securities may be convertible or exchangeable into shares of our common stock, preferred stock, junior subordinated debt securities of another series or into trust preferred securities of another series, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated debt securities will be subordinate to all of our existing and future senior debt, as defined below. For purposes of this prospectus, our senior debt includes the senior debt securities and our subordinated debt securities other than the junior subordinated debt securities and generally means:

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debt securities, notes or other written instruments, our obligations under letters of credit, any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates;

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligations are classified as liabilities on a balance sheet prepared in accordance with accounting principles generally accepted in the United States of America, whether outstanding on the date of execution of the junior subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debt securities; and

•	the junior subordinated debt securities will rank in parity with obligations evidenced by debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us, that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debt securities. In such an event, we will pay or deliver directly to the holders of senior debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debt securities. We will make the payments to the holders of senior debt according to priorities existing among those holders until we have paid all senior debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debt securities as long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debt securities.

If such events in bankruptcy, insolvency or reorganization occur after we have paid in full all amounts owed on senior debt:

•	the holders of junior subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those junior subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those junior subordinated debt securities.

If we violate the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before we have paid all the senior debt in full, then the holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the senior debt securities outstanding at the time the holders of junior subordinated debt securities received such payment or distribution. The payment or transfer to the holders of the senior debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of senior debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent as provided in the subordination provisions of those junior subordinated debt securities.

Because of the subordination provisions described above, if we become insolvent, holders of senior debt may receive more, ratably, and holders of the junior subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated debt securities.

We may modify or amend the junior subordinated indenture as provided under “— Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all senior debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of senior debt.

The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the internal laws of the state of New York.

The Trustee

The junior subordinated trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debt securities unless offered reasonable indemnification.

Our Relationship with the Trustees

The Bank of New York Mellon Trust Company, N.A. is initially serving as the trustee for our senior debt securities, our subordinated debt securities and our junior subordinated debt securities, as well as the trustee under the guarantee issued in connection with the issuance of trust preferred securities by the trusts. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Correspondence between Junior Subordinated Debt Securities and Trust Preferred Securities

Whitney may issue one or more series of junior subordinated debt securities under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In each such instance, concurrently with the issuance of a trust’s preferred securities, the trust will invest the proceeds from that issuance and the consideration paid by Whitney for the common securities in the series of corresponding junior subordinated debt securities issued by Whitney to the trust. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust and will rank equally with all other series of junior subordinated debt securities. Holders of the related trust preferred securities for a series of corresponding junior subordinated debt securities will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of an event of default described under “— Modification of Junior Subordinated Indenture,” “— Events of Default, Waiver and Notice” and “— Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Unless otherwise specified in the applicable prospectus supplement, if a tax event or an investment company event relating to a trust occurs and continues, we may, at our option, redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of such tax event or investment company event, as applicable, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such corresponding junior subordinated debt securities are then redeemable at our option.

The redemption price for any corresponding junior subordinated debt security will be equal to 100% of the principal amount of the corresponding junior subordinated debt securities then outstanding plus accrued and unpaid interest to the redemption date. As long as a trust is the holder of all the outstanding corresponding junior subordinated debt securities of a series, the proceeds of any redemption will be used by the trust to redeem the related trust preferred securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debt securities in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of such series for all interest proceeds terminating on or before the date of redemption.

We will covenant, as to each series of corresponding junior subordinated debt securities:

•	directly or indirectly, to maintain 100% ownership of the common securities of the applicable trust unless a permitted successor succeeds to ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate any trust, except:

•	if so specified in the applicable prospectus supplement;

•	in connection with a distribution of corresponding junior subordinated debt securities to the holders of trust preferred securities in exchange therefor upon liquidation of such trust; or

•	in connection with certain mergers, consolidations or amalgamations permitted by the applicable trust agreement, in either such case, if so specified in the applicable prospectus supplement; and

•	to use our reasonable efforts, consistent with the terms and provisions of the applicable trust agreement, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

DESCRIPTION OF TRUST PREFERRED SECURITIES

We have summarized material terms and provisions of the trust preferred securities in this section. Before any trust issues preferred securities, its trust agreement will be amended and restated in its entirety substantially in the form filed, which is incorporated by reference as an exhibit to our registration statement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act. Each trust may issue only one series of trust preferred securities. The property trustee, The Bank of New York Mellon Trust Company, N.A., will act as trustee for each series of trust preferred securities under the applicable trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable trust agreement and those made part of such trust agreement by the Trust Indenture Act.

Each trust agreement authorizes the trustees of a trust to issue trust preferred securities on behalf of such trust. The trust preferred securities represent undivided beneficial interests in the assets of such trust. We will own, directly or indirectly, all of a trust’s common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities, except in certain events of default as described below.

The trust agreement does not permit a trust to issue any securities other than the trust preferred securities or to incur any indebtedness. Under each trust agreement, the property trustee will own the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust preferred securities.

The guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a subordinated basis with respect to the related trust preferred securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust preferred securities when a trust does not have funds on hand available to make such payments. See “Description of Guarantees.”

Distributions

Distributions on each series of trust preferred securities will:

•	be cumulative;

•	accumulate from the date of original issuance; and

•	be payable on the dates specified in the applicable prospectus supplement.

If any date on which distributions are payable on the trust preferred securities is not a business day, then, except as set forth in the next sentence, payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay. If such next succeeding business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. Unless otherwise specified in the applicable prospectus supplement, a “business day” is a day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of 12 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed in a 360-day year of 12 30-day months. Distributions to which holders of trust preferred securities are entitled but are not paid will accumulate additional distributions at the annual rate, if any, specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we will have the right under the junior subordinated indenture and the corresponding junior subordinated debt securities to defer the payment of interest on any series of the corresponding junior subordinated debt securities for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to such series. We refer to this period as an “extension period.” No extension period may extend beyond the stated maturity of the corresponding junior subordinated debt securities.

As a consequence of any such deferral, distributions on the related trust preferred securities would be deferred by the applicable trust during any extension period, but would continue to accumulate additional distributions at the annual rate set forth in the prospectus supplement for such trust preferred securities. If we exercise our deferral right, then during any extension period, we may not:

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank on a parity in all respects with or junior to the junior subordinated debt securities of such series or make any guarantee payment if such guarantee ranks equally with or junior to the junior subordinated debt securities; or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock other than:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for our capital stock, as consideration in an acquisition transaction entered into before the applicable extension period;

•	any exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	any dividend in the form of capital stock on capital stock; or

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities.

The funds of each trust available for distribution to holders of its trust preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which such trust invests the proceeds from the issuance and sale of its trust preferred securities. See “Description of Junior Subordinated Debt Securities — Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities.” If we do not make interest payments on the corresponding junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. To the extent each trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, the payment of distributions is guaranteed by us on the basis set forth under “Description of Guarantees.”

Distributions on applicable trust preferred securities will be payable to the holders of such securities as they appear on the register of the applicable trust on the relevant record dates. As long as the applicable trust preferred securities remain in book-entry form, the record date will be one business day before the relevant date of distribution. If any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities will be at least 15 days prior to the relevant date of distribution.

Redemption or Exchange

Mandatory Redemption.

Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities, whether at stated maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the related trust preferred securities, upon not less than 30 nor more than 60 days’ notice. The redemption price will equal the aggregate liquidation amount of such trust preferred securities, as defined below, plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debt securities. See “Description of Junior Subordinated Debt Securities — Redemption.” If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and common securities, except as set forth under “— Ranking of Common Securities of the Trusts.” The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debt securities to be repaid or redeemed on a redemption date will be allocated pro rata to the redemption of the related trust preferred securities and common securities, except as set forth under “— Ranking of Common Securities of the Trusts.”

We will have the right to redeem any series of corresponding junior subordinated debt securities:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•	at any time, in whole, but not in part, upon the occurrence of a tax event or investment company event. See “Description of Junior Subordinated Debt Securities — Redemption.”

Distribution of Corresponding Junior Subordinated Debt Securities.

We will have the right at any time to dissolve a trust and cause the junior subordinated debt securities to be distributed to the holders of the related trust preferred securities. Upon dissolution of the trust and after satisfaction of the liabilities of creditors of such trust as provided by applicable law, the corresponding junior subordinated debt securities in respect of the related trust preferred securities and common securities issued by such trust will be distributed to the holders of such related trust preferred securities and common securities in exchange therefor.

After the liquidation date fixed for any distribution of corresponding junior subordinated debt securities for any series of related trust preferred securities:

•	the series of trust preferred securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of the series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon such distribution; and

•	any certificates representing the series of trust preferred securities not held by The Depository Trust Company, or “DTC,” or its nominee will be deemed to represent the corresponding junior subordinated debt securities having a principal amount equal to the stated liquidation amount of the series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of trust preferred securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

Tax Event or Investment Company Event.

Within 90 days after any tax event or investment company event in respect of a series of trust preferred securities and common securities that occurs and continues, we will have the right to redeem the corresponding junior subordinated debt securities in whole, but not in part, and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole, but not in part, at the redemption price. In the event a tax event or investment company event in respect of a series of trust preferred securities and common securities occurs or continues, and we do not elect to redeem the corresponding junior subordinated debt securities and thereby cause a mandatory redemption of the related trust preferred securities and common securities or to dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to holders of such trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, the related trust preferred securities will remain outstanding.

“Like amount” means:

•	with respect to a redemption of any series of trust preferred securities, trust preferred securities of such series having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust preferred securities; and

•	with respect to a distribution of corresponding junior subordinated debt securities to holders of any series of trust preferred securities in exchange therefor in connection with a dissolution of a trust, corresponding junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust preferred securities of the holder to whom such corresponding junior subordinated debt securities would be distributed.

“Liquidation amount” means the stated amount per trust security as set forth in the applicable prospectus supplement.

We cannot assure you as to the market prices for the trust preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding junior subordinated debt securities that the investor may receive on dissolution and liquidation of such trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Redemption Procedures

Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities.

Redemptions of trust preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that the applicable trust has funds on hand available for the payment of such redemption price. See also “— Subordination of Common Securities.”

If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities that are to be redeemed. If the trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities.

Notwithstanding the foregoing, distributions payable on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•	all rights of the holders of the trust preferred securities that are to be redeemed will cease, except the right of the holders of such trust preferred securities to receive the redemption price on the redemption date, but without interest on such redemption price; and

•	such trust preferred securities will cease to be outstanding.

If any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay, except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. If payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to the guarantee described under “Description of Guarantees,” distributions on the trust preferred securities will continue to accrue at the then-applicable rate, from the redemption date originally established by such trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Payment of the redemption price on trust preferred securities and any distribution of corresponding junior subordinated debt securities to holders of the related trust preferred securities will be made to the applicable record holders as they appear on the register for the trust preferred securities on the relevant record date, which will be one business day before the relevant redemption date or liquidation date, as applicable. However, if any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities will be a date at least one day before the redemption date or liquidation date, as applicable.

If less than all of the trust preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and common securities to be redeemed will be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes. The property trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding trust preferred securities not previously called for redemption, using any method that the property trustee deems fair and appropriate, including the selection for redemption of portions of the liquidation amount of trust preferred securities in the minimum amounts that are specified in the applicable prospectus supplement. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the applicable trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities that has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust preferred securities to be redeemed.

Subject to applicable law, including, without limitation, United States federal securities law, we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Ranking of Common Securities of the Trusts

Payment of distributions on, and the redemption price of, a trust’s trust preferred securities and common securities, as applicable, will be made pro rata based on the liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a trust agreement resulting from an event of default under the junior subordinated indenture, we, as holder of a trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under such trust agreement until the effect of all such events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated. Until all events of default under such trust agreement with respect to such trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of such trust preferred securities and not on our behalf, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Dissolution

Pursuant to a trust agreement, a trust will automatically dissolve upon the expiration of its term and will dissolve on the first to occur of:

•	certain events of our bankruptcy, dissolution or liquidation;

•	the distribution of a like amount of the corresponding junior subordinated debt securities to the holders of its trust preferred securities, if we, as holder of common securities, have given written direction to the property trustee to dissolve the trust;

•	redemption of all of its trust preferred securities as described under “— Redemption or Exchange— Mandatory Redemption”; and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust preferred securities a like amount of the corresponding junior subordinated debt securities. If the property trustee determines that such distribution is not practical or if the early dissolution occurs as a result of the redemption of the trust preferred securities, then the holders will be entitled to receive out of the assets of such trust available for distribution to holders and after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If the trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities will be paid on a pro rata basis. The holder(s) of the trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its trust preferred securities, except as set forth under “— Ranking of Common Securities of the Trusts.”

Events of Default; Notice

Unless specified otherwise in the applicable prospectus supplement, any one of the following events will constitute an event of default under the applicable trust agreement, or a “trust event of default,” regardless of the reason for such event of default and of whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the junior subordinated indenture with respect to the corresponding junior subordinated debt securities held by the trust (see “Description of Junior Subordinated Debt Securities — Events of Default”);

•	the default by the property trustee in the payment of any distribution on any trust preferred security of the related trust when the distribution becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the property trustee in the payment of any redemption of any trust preferred security of the trust when the redemption price becomes due and payable;

•	the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the applicable trust agreement for 30 days after the defaulting trustee or trustees has received written notice of the failure to perform or breach of warranty in the manner specified in the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 10 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of such event of default to the holders of the trust preferred securities, the administrative trustees and to us, as depositor, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

The existence of an event of default under the junior subordinated indenture with respect to the corresponding junior subordinated debt securities does not entitle the holders of the related trust preferred securities to accelerate the maturity of such debt securities.

Removal of Trustees

Unless an event of default under the junior subordinated indenture shall have occurred and be continuing, the property trustee and/or the Delaware trustee may be removed at any time by us as the holder of the common securities.

The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding related trust preferred securities for cause or if an event of default under the junior subordinated indenture has occurred and is continuing. In no event will the holders of such trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or the laws of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such trust agreement. If an event of default under the junior subordinated indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidation, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below, as described in “Liquidation Distribution upon Dissolution” or as otherwise described in the applicable trust agreement. Such trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the applicable trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust with respect to the trust preferred securities; or

•	substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, or the successor securities, so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debt securities;

•	the successor securities are listed or will be listed upon notification of issuance on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities to be downgraded by any nationally recognized statistical rating organization;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to such trust experienced in such matters to the effect that:

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect; and

•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•	we or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “Description of Guarantees — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of trust preferred securities will have no voting rights.

We and the administrative trustees may amend a trust agreement without the consent of the holders of its trust preferred securities, unless the amendment will adversely affect in any material respect the interests of any holder of trust preferred securities, to:

•	cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of the trust agreement; or

•	modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that such trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust preferred securities are outstanding or to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act.

Any such amendments will become effective when notice thereof is given to the holders of trust preferred securities.

We and the administrative trustees may amend a trust agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust preferred securities; and

•	receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

Without the consent of each holder of trust preferred securities, a trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of the trust preferred securities held by such holder as of a specified date; or

•	restrict the right of a holder of trust preferred securities to institute a suit for the enforcement of any such payment on or after such date.

So long as the property trustee holds any corresponding junior subordinated debt securities, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:

•	direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated debt trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debt securities;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debt securities is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debt securities, where such consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the related trust to be classified as other than a grantor trust for United States federal income tax purposes.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be The Bank of New York Mellon Trust Company, N.A., and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to us and to the property trustee. In the event that The Bank of New York Mellon Trust Company, N.A. shall no longer be the paying agent, the administrative trustees will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default, the property trustee undertakes to perform only the duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in such trust agreement or is unsure of the application of any provision of such trust agreement, and the matter is not one upon which holders of trust preferred securities are entitled under the applicable trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust preferred securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the applicable trust agreement, we, as depositor, agree to pay:

•	all debts and other obligations of the applicable trust (other than with respect to the trust preferred securities);

•	all costs and expenses of the trust, including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the trust; and

•	any and all taxes and costs and expenses with respect thereto, other than United States withholding taxes, to which the trust might become subject.

Governing Law

The trust agreements will be governed by and construed in accordance with the laws of the state of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding junior subordinated debt securities will be treated as our indebtedness for United States federal income tax purposes.

In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable trust or the applicable trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the applicable trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF COMMON SECURITIES OF THE TRUSTS

In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities. The prospectus supplement relating to an issuance of trust preferred securities will specify the terms of the related common securities, including distribution, redemption, voting and liquidation rights. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities, except in certain events of default as described above. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except as set forth under “Description of Trust Preferred Securities — Ranking of Common Securities of the Trusts.” Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of the trusts.

DESCRIPTION OF GUARANTEES

Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust preferred securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York Mellon Trust Company, N.A. will act as the guarantee trustee for purposes of the Trust Indenture Act. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities.

General

Under the trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust preferred securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim that such trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accumulated and unpaid distributions that are required to be paid on trust preferred securities, to the extent the related trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by the trust, to the extent the trust has funds available for redemptions; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment; and

•	the amount of assets of the trust remaining for distribution to holders of the trust preferred securities in liquidation of the trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

The trust preferred securities guarantee will not apply to any payment of distributions except to the extent a trust shall have funds legally available for such payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, the trust will not pay distributions on the trust preferred securities and will not have funds available for such payments. See “— Status of the Trust Preferred Securities Guarantees.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Unless otherwise specified in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

The trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities, the junior subordinated indenture and the applicable trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust preferred securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.

We have also agreed separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the trust preferred securities guarantees.

Status of the Trust Preferred Securities Guarantees

The trust preferred securities guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all of our other liabilities in the same manner as the junior subordinated debt securities as set forth in the junior subordinated indenture; and

•	equally with all other trust preferred security guarantees that we issue.

The trust preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the trust preferred securities guarantee without suing any other person or entity. The trust preferred securities guarantee will be held for the benefit of the holders of the related trust preferred securities. The trust preferred securities guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the junior subordinated debt securities.

Amendments and Assignment

The trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in the trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Trust Preferred Securities Guarantees

A trust preferred securities guarantee will terminate upon full payment of the redemption price of all related trust preferred securities, upon distribution of the corresponding junior subordinated debt securities to the holders of the related trust preferred securities or upon full payment of the amounts payable in accordance with the applicable trust agreement upon liquidation of the applicable trust. A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must repay any sums paid under the related trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under the trust preferred securities guarantee will occur if we fail to perform any payment or other obligation under the trust preferred securities guarantee.

The holders of a majority in liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust preferred securities guarantee. Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against such trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to a trust preferred securities guarantee, the trust preferred securities guarantee trustee is required to perform only the duties that are specifically set forth in such trust preferred securities guarantee. Following the occurrence of a default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the state of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING JUNIOR
SUBORDINATED DEBT SECURITIES AND GUARANTEES

As set forth in the applicable trust agreement, the sole purpose of a trust is to issue the trust preferred securities and common securities and to invest the proceeds in the corresponding junior subordinated debt securities.

As long as payments of interest and other payments are made when due on the applicable series of junior subordinated debt securities, those payments will be sufficient to cover the distributions and payments due on the related trust preferred securities. This is due to the following factors:

•	the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	under the junior subordinated indenture, we will pay, and the applicable trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trust, other than those relating to the trust preferred securities; and

•	the applicable trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on trust preferred securities to the extent described in this prospectus. If we do not make interest payments on the applicable series of junior subordinated debt securities, the related trust will not have sufficient funds to pay distributions on the trust preferred securities. The trust preferred securities guarantee is a subordinated guarantee in relation to the trust preferred securities. The trust preferred securities guarantee does not apply to any payment of distributions unless and until such trust has sufficient funds for the payment of such distributions. See “Description of Guarantees.”

We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

A trust preferred securities guarantee covers the payment of distributions and other payments on the related trust preferred securities only if and to the extent that we have made a payment of interest or principal or other payments on the corresponding junior subordinated debt securities. A trust preferred securities guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the junior subordinated indenture and our obligations under the applicable trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the related trust preferred securities.

If we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the applicable trust agreement allows the holders of the related trust preferred securities to direct the property trustee to enforce its rights under the junior subordinated debt securities. If the property trustee fails to enforce these rights, any holder of such trust preferred securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. See “Description of Trust Preferred Securities — Book Entry Issuance” and “— Voting Rights.”

A holder of trust preferred securities may institute a direct action if an event of default under the applicable trust agreement has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debt securities when due. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities; or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities.

In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to such holder of trust preferred securities. Consequently, we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from such trust.

We acknowledge that the guarantee trustee will enforce the trust preferred securities guarantees on behalf of the holders of the trust preferred securities. If we fail to make payments under the trust preferred securities guarantee, the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the trust preferred securities guarantee, any holder of trust preferred securities may directly sue us to enforce the guarantee trustee’s rights under the trust preferred securities guarantee. Such holder need not first sue the applicable trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue us to enforce such holder’s right to receive payment under the trust preferred securities guarantees. Such holder need not first direct the guarantee trustee to enforce the terms of the trust preferred securities guarantee or sue such trust or any other person or entity.

A default or event of default under any senior debt securities indenture would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debt securities until such senior debt has been paid in full or any payment default thereunder has been cured or waived.

We and each trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust preferred securities. See “Description of Guarantees — General.”

Limited Purpose of Trust

Each trust’s preferred securities evidence a beneficial interest in the trust, and the trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in corresponding junior subordinated debt securities issued by us. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on such corresponding junior subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from the trust, or from us under the related guarantee, if and to the extent the trust has funds available for the payment of such distributions.

Rights upon Dissolution

Upon any voluntary or involuntary dissolution of a trust involving the liquidation of the corresponding junior subordinated debt securities, after satisfaction of liabilities to creditors of such trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities — Liquidation Distribution upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of Whitney, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of Whitney, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than such trust’s obligations to the holders of its trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF RIGHTS

In this section, we describe the general terms and provisions of the rights to purchase common stock, preferred stock or other securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire and any applicable U.S. Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering materials in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS

In this section, we describe the general terms and provisions of the purchase contracts that we may offer. The specific terms of any purchase contracts will be described in one or more prospectus supplements relating to those purchase contracts and other offering materials we may provide.

The purchase contracts will represent contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of our debt securities, shares of our common stock, preferred stock, depositary shares, warrants or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula contained in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such purchase contract upon the occurrence of certain events. We may issue the purchase contracts in any amounts and in as many distinct series as we wish.

The purchase contracts may be entered into separately or as a part of units consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders of the purchase contracts, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under those contracts in a manner specified in the applicable prospectus supplement.

The prospectus supplement relating to the purchase contracts we may offer will include specific terms relating to the offering, including, among others, whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our securities and the nature and amount of each of those securities, or the method of determining those amounts; whether the purchase contracts are to be prepaid, settled by delivery or by reference or linkage to the value, performance or level of our securities; any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and whether the purchase contracts will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract, which will be filed with the SEC if we offer purchase contracts. For more information on how you can obtain copies of the applicable purchase contract if we offer purchase contracts, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable purchase contract and the applicable prospectus supplement and any other offering materials in their entirety.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, including, among others, the aggregate number of warrants offered, the exercise price of the warrants, the dates or periods during which the warrants are exercisable and any other specific terms of the warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information by Reference.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

Warrant Issued to the Treasury

As of the date of this prospectus, we have an outstanding warrant, which we issued to the Treasury as a part of the Capital Purchase Program, and which we refer to as the “Warrant.” The Warrant is exercisable, in whole or in part, for 2,631,579 shares of our common stock at a price of $17.10 per share, subject to adjustment as discussed below. These paragraphs are a summary and do not completely describe the terms and provisions of the Warrant. For the complete provisions, we refer you to the Warrant, a copy of which has been filed with the SEC and which is incorporated by reference into the registration statement of which this prospectus is a part.

The Warrant will expire at 5:00 p.m. New York City time, on December 19, 2018.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the Warrant and the related warrant certificate. With respect to any offering of all or any portion of the Warrant, a specific warrant agreement will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K, incorporated by reference herein.

Exercise

The Warrant is exercisable by (A) the surrender of the Warrant and a duly completed and executed notice of exercise (a form of which is annexed thereto) at our principal executive office and (B) payment of the exercise price for the shares of common stock to be purchased. The warrantholder may pay the exercise price: (i) by having Whitney withhold shares of common stock issuable upon exercise of the Warrant equal in value to the aggregate exercise price as to which the Warrant is so exercised based on the market price of the common stock on the trading day on which the Warrant is exercised, or (ii) with the consent of both Whitney and the warrantholder, by tendering the aggregate exercise price in cash, by certified or cashier’s check payable to the order of Whitney, or by wire transfer of immediately available funds to an account designated by Whitney.

Any exercise of the Warrant for shares of common stock is subject to the condition that the warrantholder will have first received any applicable regulatory approvals and authorizations.

Listing

The shares of common stock issuable upon exercise of the Warrant have been approved for listing on the Nasdaq Global Select Market.

Fractional Shares

No fractional shares will be issued upon exercise of the Warrant. However, we will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date, less the prorated exercise price for such fractional share.

Adjustments

The exercise price and number of shares of common stock issuable on exercise of the Warrant are subject to customary anti-dilution terms, as set forth in the Warrant, including provisions for adjustments in the event that we shall:

•	declare and pay a dividend or make a distribution on our common stock in shares of common stock;

•	subdivide or reclassify our outstanding shares of common stock into a greater number of shares; or

•	combine or reclassify our outstanding shares of common stock into a smaller number of shares.

The exercise price and number of shares of common stock issuable on exercise of the Warrant will also be adjusted, in the manner set forth in the Warrant, if prior to the earlier of (i) the date on which the selling securityholder no longer holds this Warrant or any portion thereof and (ii) December 19, 2011, we issue common stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of common stock) for no consideration or at a price that is 90% or less than the market price of the common stock on the last trading day preceding the date of the agreement on pricing such shares.

The exercise price shall be reduced, in the manner set forth in the Warrant, in the event we fix a record date for the making of a distribution to all holders of shares of its common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding ordinary cash dividends not to exceed $.31 per share, dividends of its common stock and certain other dividends or distributions).

The exercise price and number of shares of common stock issuable on exercise of the Warrant may also be adjusted in the event of a recapitalization, reorganization, merger or consolidation of Whitney, and in the event of a pro rata repurchase of our common stock, in each case, in the manner set forth in the Warrant.

In the event we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receiving aggregate gross proceeds of not less than $300,000,000, the number of shares of common stock underlying the portion of the Warrant then held by the selling securityholder shall be thereafter reduced by 1,315,789.5 shares (adjusted to take into account all other adjustments made pursuant to the terms and provisions of the Warrant). Qualified equity offerings has the meaning provided above; see — Description of Preferred Stock — Redemption.

Governing Law

The Warrant will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

Transfer

The Warrant and all rights thereunder are transferable, in whole or in part, upon our books by the registered holder of the Warrant in person or by duly authorized attorney, and a new warrant shall be made and delivered by us, of the same tenor and date as the Warrant but registered in the name of one or more transferees, upon surrender of the Warrant, duly endorsed, to our principal executive office. We will bear the expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants; provided however, that the selling securityholder shall not transfer a portion or portions of the Warrant with respect to, and/or exercise the Warrant for, more than 1,315,789.5 shares of common stock (as such number may be adjusted from time to time as set forth above) in the aggregate until the earlier of (a) the date on which Whitney has received aggregate gross proceeds of not less than $300,000,000 from one or more qualified equity offerings and (b) December 31, 2009.

Exchange and Registry

The Warrant is exchangeable, upon the surrender hereof by the warrantholder to us for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of shares of common stock. We shall maintain a registry showing the name and address of the warrantholder as the registered holder of the Warrant. The Warrant may be surrendered for exchange or exercise in accordance with its terms, at our principal executive office.

Rights as Shareholder

The Warrant does not entitle the warrantholder to any voting rights or other rights as a Whitney shareholder prior to the date of exercise of the Warrant.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury Securities. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and

•	whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

If any senior debt securities, subordinated debt securities, junior subordinated debt securities, trust preferred securities or other securities (collectively, “book entry securities”) are to be represented by global certificates, DTC will act as securities depositary for all of the book entry securities, unless otherwise referred to in the prospectus supplement relating to an offering of the particular series of book entry securities.

The following is a summary of the depository arrangements applicable to such securities issued in global form and for which DTC will act as depositary. If there are any changes from this summary they will appear in a prospectus supplement.

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead we will deposit with DTC or its custodian one or more fully-registered global certificates (“global certificates”) registered in the name of Cede & Co. (DTC’s nominee) for the book entry securities, representing in the aggregate the total number of a trust’s trust preferred securities, aggregate principal amount of junior subordinated debt securities or aggregate principal amount of senior or subordinated debt securities, or the total number of shares of other securities, respectively.

Since the global certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the global certificate. Persons who buy interests in the global security by purchasing securities are said to own a beneficial interest in the global security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a global certificate. Ownership of beneficial interests in a global certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a global certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest by the participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the book entry securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchased the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global certificate.

We have been advised by DTC that upon the issuance of a global certificate and the deposit of that global certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or numbers of shares represented by that global certificate to the accounts of its participants.

We will pay principal of, and premium, interest or dividends on, securities represented by a global certificate registered in the name of or held by DTC or its nominee to the relevant trustee (or agent) who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the global certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal of, or interest or premium (or contract adjustment payments) on, a global certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that global certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

A global certificate is exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a global certificate may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global certificate or if at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global certificate shall be exchangeable for definitive securities in registered form; or

•	in the case of debt securities, there shall have occurred and be continuing an event of default or an event that, with notice or the lapse of time or both, would constitute an event of default with respect to the debt securities.

Any global certificate representing a debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate. Unless otherwise indicated in a prospectus supplement any principal, premium and interest will be payable, the transfer of the definitive debt securities will be registerable and the definitive debt securities will be exchangeable, provided that payment of interest may be made at our option by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the debt securities.

Any global certificate representing a trust preferred security that is exchangeable pursuant to (a) or (b) above will be exchangeable in whole for definitive trust preferred securities in registered form, of like tenor and of an equal aggregate liquidation amount as the global certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive trust preferred securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate. Any distributions and other payments will be payable, the transfer of the definitive trust preferred securities will be registrable and the definitive trust preferred securities will be exchangeable, provided that such payment may be made at our option by check mailed to the address of the person entitled to that payment as of the record date and as shown on the register for the trust preferred securities.

DTC may discontinue providing its services as securities depositary with respect to any of the book entry securities at any time by giving reasonable notice to us and the relevant trustee. In the event that a successor securities depositary is not obtained, definitive debt security or trust preferred security certificates representing such debt security or trust preferred security will be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default under the applicable indenture, the holders of a majority in liquidation amount of trust preferred securities or aggregate principal amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such trust preferred securities or debt securities will be printed and delivered.

Except as provided above, owners of the beneficial interests in a global security representing a debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of securities for any purpose under the indentures.

No global security shall be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global security or the indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the book entry securities. If less than all of a series of the debt securities or a trust’s trust preferred securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the book entry securities is limited to the holders of record of the book entry securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to book entry securities. Under its usual procedures, DTC would mail an omnibus proxy (the “omnibus proxy”) to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such book entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the state of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we and the trusts believe to be accurate, but we and the trusts assume no responsibility for the accuracy thereof. Neither we nor the trusts has any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We and the trusts may sell our securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time that we or the trusts use this prospectus to sell our securities, a prospectus supplement will be provided that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We and the trusts may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we or the trusts pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and the trusts may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us and the trusts against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We and the trusts may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If specified in the applicable prospectus supplement in connection with those derivatives, third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including sales of securities in short-sale transactions. If such sales of securities are permitted, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Securities Offered by a Selling Shareholder

At our election, shares of our securities, including shares of our common stock and preferred stock, may be offered and sold by any selling shareholder who has acquired securities from us in transactions that were not registered under the Securities Act. Because we are a well-known seasoned issuer as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling shareholder by filing a prospectus supplement with the SEC. Sales of our securities by a selling shareholder may be effected from time to time in one or more of the following transactions:

•	through broker-dealers, acting as agents in transactions (which may involve block transactions), in special offerings, on any exchange where common stock is traded, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

•	to underwriters who will acquire the shares of capital stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time);

•	directly or through broker-dealers or agents in private sales at negotiated prices;

•	to lenders when pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder;

•	through short sales, option exercises or other derivative transactions; or

•	by any other legally available means.

Also, offers to purchase shares of our securities may be solicited by agents designated by any selling shareholder from time to time. This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities from selling shareholders to be sold on a delayed or contingent basis.

Any selling shareholder and any agents or broker-dealers that participate with such selling shareholder in the distribution of any of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

In connection with a sale of our securities by any selling shareholder pursuant to this prospectus, the following information will, to the extent then required, be provided in the applicable prospectus supplement relating to such sale: the identity of the selling shareholder, the manner in which the selling shareholder acquired the securities from us, the number of such securities to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Alston & Bird LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement. Certain United States federal income taxation matters will be passed upon for us by Alston & Bird LLP.

EXPERTS

The financial statements of Whitney and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an itemized statement of estimated expenses (other than underwriting compensation) to be paid by the registrant in connection with the issuance and sale of the securities being registered under this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

Amount
to be Paid

SEC registration fee	$ *
Legal fees and expenses	75,000
Accounting fees and expenses	10,000
Printing fees	25,000
Trustee’s fees and expenses	20,000
Miscellaneous	5,000
Total	$135,000

*	To be determined. The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.

Item 15.	Indemnification of Directors and Officers

Section 83 of the Louisiana Business Corporation Law, as amended, provides for indemnification of directors and officers against expenses, including attorneys’ fees, judgments, fines and amount paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys’ fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action if it would permit indemnification of an individual for the results of such individual’s (a) willful or intentional misconduct, (b) breach of duty of loyalty to the corporation or to the entity otherwise served by the individual, or (c) engaging in a transaction from which the individual derived an improper personal benefit. No indemnification shall be made in respect of a claim as to which a director or officer shall have been adjudged to be liable for willful or intentional misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court shall determine, upon application, that despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnification for such expenses the court deems proper.

A determination that a director or officer is entitled to indemnification must be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; if a quorum is not obtainable and the board of directors so directs, then by independent legal counsel or by the shareholders. Expenses incurred in defending such an action, suit or proceeding may be paid by Whitney Holding Corporation in advance of the final disposition if authorized by the board of directors, without regard to whether participating members thereof are parties to such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Whitney Holding Corporation. The indemnification advancement of expenses is not deemed exclusive of any other rights to which the officer or director is entitled under any bylaw, agreement, authorization of shareholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof. However, no such other indemnification measure shall permit indemnification of any person for the results of such person’s willful or intentional misconduct.

Whitney Holding Corporation’s charter and bylaws provide for indemnification of officers and directors substantially similar to that provided by Chapter 12, Section 83 of the Louisiana Business Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Whitney Holding Corporation pursuant to the foregoing provisions, or otherwise, Whitney Holding Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Whitney Holding Corporation of expenses incurred or paid by a director, officer or controlling person of Whitney Holding Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Whitney Holding Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C, (S) 1818(b)).

Item 16.	Exhibits

Exhibit		Incorporated by Reference to Filings
Number	Description	Indicated

1.1	Form of underwriting agreement.	*
4.1	Form of Certificate of Preferred Stock.	Exhibit 4.1 to Whitney’s Current Report on Form 8-K, as filed with the SEC on December 23, 2008.
4.2	Form of indenture used in connection with the issuance of senior debt securities.	Exhibit 4.1 to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4.3	Form of indenture used in connection with the issuance of subordinated debt securities.	Exhibit 4.2 to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4.4	Form of junior subordinated indenture used in connection with the issuance of junior subordinated debt securities.	Exhibit 4.3 to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4.5	Form of senior debt security.	*
4.6	Form of subordinated debt security.	*
4.7	Form of junior subordinated debt security.	*
4.8	Warrant for Purchase of Shares of Common Stock	Exhibit 4.2 to Whitney’s Current Report on Form 8-K, as filed with the SEC on December 23, 2008.
4.9	Form of warrant agreement.	*
4.10	Form of unit agreement, including form of unit certificate.	*

Exhibit			Incorporated by Reference to Filings
Number		Description	Indicated

4	.9(a)	Certificate of Trust of Whitney Capital Trust I, as filed with the Delaware Secretary of State on August 23, 2006.	Exhibit 4.9(a) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.9(b)	Certificate of Trust of Whitney Capital Trust II, as filed with the Delaware Secretary of State on August 23, 2006.	Exhibit 4.9(b) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.9(c)	Certificate of Trust of Whitney Capital Trust III, as filed with the Delaware Secretary of State on August 23, 2006.	Exhibit 4.9(c) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.10(a)	Trust Agreement of Whitney Capital Trust I, dated August 23, 2006.	Exhibit 4.10(a) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.10(b)	Trust Agreement of Whitney Capital Trust II, dated August 23, 2006.	Exhibit 4.10(b) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.10(c)	Trust Agreement of Whitney Capital Trust III, dated August 23, 2006.	Exhibit 4.10(c) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.11(a)	Form of Amended and Restated Trust Agreement for Whitney Capital Trust I to be used in connection with the issuance of trust preferred securities.	Exhibit 4.11(a) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.11(b)	Form of Amended and Restated Trust Agreement for Whitney Capital Trust II to be used in connection with the issuance of trust preferred securities.	Exhibit 4.11(b) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.11(c)	Form of Amended and Restated Trust Agreement for Whitney Capital Trust III to be used in connection with the issuance of trust preferred securities.	Exhibit 4.11(c) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.12(a)	Form of Trust Preferred Securities Certificate for Whitney Capital Trust I (included as Exhibit D to Exhibit 4.11(a)).	Exhibit 4.12(a) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.12(b)	Form of Trust Preferred Securities Certificate for Whitney Capital Trust II (included as Exhibit D to Exhibit 4.11(b)).	Exhibit 4.12(b) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.12(c)	Form of Trust Preferred Securities Certificate for Whitney Capital Trust III (included as Exhibit D to Exhibit 4.11(c)).	Exhibit 4.12(c) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.13(a)	Form of Guarantee Agreement for Whitney Capital Trust I for use in connection with the issuance of trust preferred securities.	Exhibit 4.13(a) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.13(b)	Form of Guarantee Agreement for Whitney Capital Trust II for use in connection with the issuance of trust preferred securities.	Exhibit 4.13(b) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.13(c)	Form of Guarantee Agreement for Whitney Capital Trust III for use in connection with the issuance of trust preferred securities.	Exhibit 4.13(c) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
5.1		Opinion of Alston & Bird LLP regarding the legality of the securities.	**

Exhibit			Incorporated by Reference to Filings
Number		Description	Indicated

12.1		Statement regarding computation of earnings to fixed charges.	**
23.1		Consent of Alston & Bird LLP (included in Exhibit 5.1).	**
23.2		Consent of PricewaterhouseCoopers LLP.	**
24.1		Powers of Attorney (included on signature page of this registration statement).	**
25.1		Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Senior Indenture.	**
25.2		Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Subordinated Indenture.	**
25.3		Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Junior Subordinated Indenture.	**
25	.4(a)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Guarantee Agreement with respect to Whitney Capital Trust I.	**
25	.4(b)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Guarantee Agreement with respect to Whitney Capital Trust II.	**
25	.4(c)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Guarantee Agreement with respect to Whitney Capital Trust III.	**
25	.5(a)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Amended and Restated Trust Agreement with respect to Whitney Capital Trust I.	**
25	.5(b)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Amended and Restated Trust Agreement with respect to Whitney Capital Trust II.	**
25	.5(c)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Amended and Restated Trust Agreement with respect to Whitney Capital Trust III.	**

*	To be filed by amendment or as an exhibit to a current or periodic report we file.

**	Filed herewith.

Item 17.	Undertakings

A.	Rule 415 Offering

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

B.	Filings Incorporating Subsequent Exchange Act Documents by Reference

That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing — Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

D.	Qualification of Trust Indentures Under the Trust Indenture Act For Delayed Offerings

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on January 16, 2009.

WHITNEY HOLDING CORPORATION

By:	/s/ Thomas L. Callicutt, Jr.
Name:     Thomas L. Callicutt, Jr.

Title:	Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Thomas L. Callicutt, Jr., John C. Hope III, and John M. Turner, Jr. and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John C. Hope III John C. Hope III	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	January 16, 2009

/s/ John M. Turner, Jr. John M. Turner, Jr.	President and Director	January 16, 2009

/s/ Thomas L. Callicutt, Jr. Thomas L. Callicutt, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 16, 2009

/s/ A. R. Blossman, Jr. A. R. Blossman, Jr.	Director	January 16, 2009

/s/ Joel B. Bullard, Jr. Joel B. Bullard, Jr.	Director	January 16, 2009

Signature	Title	Date

/s/ Angus R. Cooper II Angus R. Cooper II	Director	January 16, 2009

Richard B. Crowell	Director

/s/ Terence E. Hall Terence E. Hall	Director	January 16, 2009

/s/ William A. Hines William A. Hines	Director	January 16, 2009

/s/ Alfred S. Lippman Alfred S. Lippman	Director	January 16, 2009

/s/ Michael L. Lomax Michael L. Lomax	Director	January 16, 2009

/s/ R. King Milling R. King Milling	Director	January 16, 2009

/s/ Eric J. Nickelsen Eric J. Nickelsen	Director	January 16, 2009

/s/ Kathryn M. Sullivan Kathryn M. Sullivan	Director	January 16, 2009

Dean E. Taylor	Director

/s/ Thomas D. Westfeldt Thomas D. Westfeldt	Director	January 16, 2009

Exhibit Index

Exhibit			Incorporated by Reference to Filings
Number		Description	Indicated

1.1		Form of underwriting agreement.	*
4.1		Form of Certificate of Preferred Stock.	Exhibit 4.1 to Whitney’s Current Report on Form 8-K, as filed with the SEC on December 23, 2008.
4.2		Form of indenture used in connection with the issuance of senior debt securities.	Exhibit 4.1 to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4.3		Form of indenture used in connection with the issuance of subordinated debt securities.	Exhibit 4.2 to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4.4		Form of junior subordinated indenture used in connection with the issuance of junior subordinated debt securities.	Exhibit 4.3 to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4.5		Form of senior debt security.	*
4.6		Form of subordinated debt security.	*
4.7		Form of junior subordinated debt security.	*
4.8		Warrant for Purchase of Shares of Common Stock	Exhibit 4.2 to Whitney’s Current Report on Form 8-K, as filed with the SEC on December 23, 2008.
4.9		Form of warrant agreement.	*
4.10		Form of unit agreement, including form of unit certificate.	*
4	.9(a)	Certificate of Trust of Whitney Capital Trust I, as filed with the Delaware Secretary of State on August 23, 2006.	Exhibit 4.9(a) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.9(b)	Certificate of Trust of Whitney Capital Trust II, as filed with the Delaware Secretary of State on August 23, 2006.	Exhibit 4.9(b) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.9(c)	Certificate of Trust of Whitney Capital Trust III, as filed with the Delaware Secretary of State on August 23, 2006.	Exhibit 4.9(c) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.10(a)	Trust Agreement of Whitney Capital Trust I, dated August 23, 2006.	Exhibit 4.10(a) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.10(b)	Trust Agreement of Whitney Capital Trust II, dated August 23, 2006.	Exhibit 4.10(b) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.10(c)	Trust Agreement of Whitney Capital Trust III, dated August 23, 2006.	Exhibit 4.10(c) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.11(a)	Form of Amended and Restated Trust Agreement for Whitney Capital Trust I to be used in connection with the issuance of trust preferred securities.	Exhibit 4.11(a) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.11(b)	Form of Amended and Restated Trust Agreement for Whitney Capital Trust II to be used in connection with the issuance of trust preferred securities.	Exhibit 4.11(b) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.

Exhibit			Incorporated by Reference to Filings
Number		Description	Indicated

4	.11(c)	Form of Amended and Restated Trust Agreement for Whitney Capital Trust III to be used in connection with the issuance of trust preferred securities.	Exhibit 4.11(c) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.12(a)	Form of Trust Preferred Securities Certificate for Whitney Capital Trust I (included as Exhibit D to Exhibit 4.11(a)).	Exhibit 4.12(a) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.12(b)	Form of Trust Preferred Securities Certificate for Whitney Capital Trust II (included as Exhibit D to Exhibit 4.11(b)).	Exhibit 4.12(b) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.12(c)	Form of Trust Preferred Securities Certificate for Whitney Capital Trust III (included as Exhibit D to Exhibit 4.11(c)).	Exhibit 4.12(c) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.13(a)	Form of Guarantee Agreement for Whitney Capital Trust I for use in connection with the issuance of trust preferred securities.	Exhibit 4.13(a) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.13(b)	Form of Guarantee Agreement for Whitney Capital Trust II for use in connection with the issuance of trust preferred securities.	Exhibit 4.13(b) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
4	.13(c)	Form of Guarantee Agreement for Whitney Capital Trust III for use in connection with the issuance of trust preferred securities.	Exhibit 4.13(c) to Whitney’s Automatic Shelf Registration Statement on Form S-3, as filed with the SEC on September 1, 2006.
5.1		Opinion of Alston & Bird LLP regarding the legality of the securities.	**
12.1		Statement regarding computation of earnings to fixed charges.	**
23.1		Consent of Alston & Bird LLP (included in Exhibit 5.1).	**
23.2		Consent of PricewaterhouseCoopers LLP.	**
24.1		Powers of Attorney (included on signature page of this registration statement).	**
25.1		Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Senior Indenture.	**
25.2		Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Subordinated Indenture.	**
25.3		Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Junior Subordinated Indenture.	**
25	.4(a)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Guarantee Agreement with respect to Whitney Capital Trust I.	**
25	.4(b)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Guarantee Agreement with respect to Whitney Capital Trust II.	**

Exhibit			Incorporated by Reference to Filings
Number		Description	Indicated

25	.4(c)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Guarantee Agreement with respect to Whitney Capital Trust III.	**
25	.5(a)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Amended and Restated Trust Agreement with respect to Whitney Capital Trust I.	**
25	.5(b)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Amended and Restated Trust Agreement with respect to Whitney Capital Trust II.	**
25	.5(c)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Amended and Restated Trust Agreement with respect to Whitney Capital Trust III.	**

*	To be filed by amendment or as an exhibit to a current or periodic report we file.

**	Filed herewith.